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                                                                   EXHIBIT 23(d)








                              CONSENT OF COUNSEL




     We consent to the use of our firm under the heading "Certain Legal Matters" in the Prospectus included in this Form S-11. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                                HONIGMAN MILLER SCHWARTZ & COHN


Detroit, Michigan
April 18, 1997